Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Assure Holdings Reports 2022 Year End Financial Results

DENVER, April 3, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today reported financial results for the full year ended December 31, 2022.

Key Financial Metrics (in thousands of USD)	FY 2022	FY 2021
Gross Revenue	$ 28,854	$ 36,583
Accounts Receivable Reserve	(17,878)	(7,391)
Revenue, net	10,976	29,192
Gross margin	(4,214)	14,874
Total Operating Expenses	23,610	17,001
Net loss	(30,112)	(2,756)
Adjusted EBITDA*	(18,497)	1,088

*See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Key Operational Metrics	4Q'22	4Q'21	FY 2022	FY 2021
Remote Neurology Managed Cases	2,200	600	11,000	2,100
Total Managed Cases	5,400	5,300	21,600	17,400

Full Year 2022 Financial Summary vs. Full Year 2021

●	Total revenue was $11.0 million versus $29.2 million
●	Managed cases increased 24% to a record 21,600 versus 17,400
●	Total Assure cash receipts were $21.0 million in 2022 versus $13.4 million in 2021, an increase of 57%
●	Total systemwide collections were $27.5 million in 2022 versus $22.7 million in 2021, an increase of 215
●	Adjusted EBITDA was $(18.5) million versus $1.1 million*
●	Recorded a $3.5 million non-cash goodwill impairment and $3.1 million in accelerated intangible amortization.
●	Net loss of $(30.1) million compared to $(2.8) million
●	General and administrative expenses were $15.1 million compared to $14.8 million reflecting higher employee costs due to severance payments, increased professional fees, such as legal expenses, and higher insurance premiums, partially offset by a decrease in stock-based compensation and other cost cutting measures

*See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

Key 2022 Accomplishments

●	Expanded case volume to a record 21,600, a 24% increase over 2021
●	Completed and managed over 14,000 surgeries.
●	Initiated a cost reduction plan and improvements to operations to accelerate path to profitability and become cash flow positive from operations
●	Secured $6.2 million in secondary public offering of common stock.
●	Started migration away from traditional MSA model to one where revenues are not shared with surgeons.
●	Acquired substantially all of the assets of Neuroprotect Neuromonitoring, LLC, and certain of its affiliated entities (collectively, “NervePro ”) in an all-equity transaction on December 31, 2022 which we anticipate will add approximately 1,400 surgeries to our Colorado business
●	Shut down unprofitable non margin generating markets over last 2 quarters of the year
●	Entered new partnership with Yankee Alliance

Management Commentary

“Despite a record increase in cases, 2022 was a challenging year given the continued downward pressure on reimbursement in the interoperative neuromonitoring industry,” said John Farlinger. “During 2022 we experienced a more than 60% decrease in the Texas state arbitration rate beginning in October which not only negatively impacted our accrual rate but also increased our accounts receivable reserve.  Further, collections on the COVID period 2020 claims were negligible also increasing our bad debt expense all while the company continued to experience accelerated cash receipts collecting $21 million in 2022 compared to $13 million in 2021 and reducing our days to collect to 105 at the end of 2022 compared to 209 at the end of 2021.  We are taking a pragmatic approach to A/R reserves given the challenges associated with collecting certain receivables and persistent industry headwinds. Using this approach, we have increased visibility and substantially reduced our risk of future write-downs for uncollectable accounts going forward.”

Farlinger continued, “Through our cost cutting measures, benefit of scale from the growth in volume, and expansion of remote neurology services all reduced our cost of delivery.  In 2023, we are focused on further reducing our average cost of delivery below $1,100 and continue to drive further improvement in gross margin.  We expect targeted cost cutting measures and improvements to revenue cycle management we implemented in 2022 will drive significant improvements in our financial results in 2023. More specifically, we expect to achieve sustainable profitability on a non-GAAP Adjusted EBITDA basis and deliver positive cash flow from operations in 2023.”

Farlinger concluded, “Intraoperative neuromonitoring is essential for invasive surgeries that place the nervous system at risk. It is the ‘standard of care,’ and surgeons agree it is a vital resource in the operating room. As such, we are confident that the reimbursement challenges currently facing the industry will be resolved and our revenue cycle will reach a more normalized cadence. We expect to escalate our federal and state arbitration volume in 2023 adding greater certainty on payment terms. Our business is highly scalable with material margin contribution, which we believe will lead to notable improvements in profit as the reimbursement situation stabilizes and our arbitration volume increases.”

Assure filed its year-end financial statements and MD&A on Form 10-K with the SEC at www.sec.gov and the Company website on March 31, 2023.

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

Conference Call

The Company will hold a conference call on Monday, April 3, 2023, at 9 a.m. Eastern Time to discuss its full year 2022 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Monday, April 3, 2023

Time: 9 a.m. Eastern Time (7 a.m. Mountain Time)

Toll-free dial-in number: 1-877-545-0320

International dial-in number: 1-973-528-0002

Conference ID: 486022

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at: https://www.webcaster4.com/Webcast/Page/2566/47850.

A replay of the conference call will be available after 12:00 p.m. Eastern Time on the same day through Monday, April 17, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay ID: 47850

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s belief that it has increased visibility and substantially reduced our risk of future write-downs for uncollectable accounts going forward,  our expectation that the targeted cost cutting measures and improvements to revenue cycle management that we implemented in 2022 will drive significant improvements in our financial results in 2023, our expectation that we can achieve sustainable profitability on a non-GAAP Adjusted EBITDA basis and deliver positive cash flow from operations in 2023, our belief that the reimbursement challenges currently facing the industry will be resolved and our revenue cycle will reach a more normalized cadence, our goal of escalating our federal and state arbitration volume in 2023, and our belief that our business is highly scalable with material margin contribution, which we believe will lead to notable improvements in profit as the reimbursement situation stabilizes and our arbitration volume increases. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 31, 2023, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Brett Maas, Managing Principal

Hayden IR

ionm@haydenir.com
(646) 536-7331

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	December 31,	December 31,
	2022	2021

ASSETS
Current assets
Cash	$905	$4,020
Accounts receivable, net	15,143	27,810
Income tax receivable	140	136
Other current assets	200	151
Due from MSAs	5,006	5,886
Total current assets	21,394	38,003
Equity method investments	310	525
Fixed assets	76	85
Operating lease right of use asset	672	956
Finance lease right of use asset	382	743
Intangibles, net	390	3,649
Goodwill	1,025	4,448
Total assets	$24,249	$48,409
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,919	$2,194
Current portion of debt	965	515
Current portion of lease liability	550	702
Current portion of acquisition liability	306	306
Total current liabilities	4,971	3,717
Lease liability, net of current portion	964	1,482
Debt, net of current portion	11,874	13,169
Acquisition liability	179	459
Fair value of stock option liability	—	25
Deferred tax liability, net	796	601
Total liabilities	18,784	19,453
SHAREHOLDERS’ EQUITY
Common stock	21	13
Additional paid-in capital	50,000	43,387
Accumulated deficit	(44,556)	(14,444)
Total shareholders’ equity	5,465	28,956
Total liabilities and shareholders’ equity	$24,249	$48,409

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

	Year Ended December 31,
	2022	2021

Revenue
Technical services	$825	$13,527
Professional services	7,498	12,330
Other	2,653	3,335
Total revenue	10,976	29,192
Cost of revenues	15,190	14,318
Gross margin	(4,214)	14,874
Operating expenses
General and administrative	15,065	14,805
Sales and marketing	945	1,082
Depreciation and amortization	4,060	1,114
Impairment charges	3,540	—
Total operating expenses	23,610	17,001
Loss from operations	(27,824)	(2,127)
Other income (expenses)
Income (loss) from equity method investments	39	225
Gain on Paycheck Protection Program loan forgiveness	1,665	—
Other income (expense), net	(1,370)	(46)
Accretion expense	(681)	(556)
Interest expense, net	(1,739)	(1,081)
Total other expense	(2,086)	(1,458)
Loss before income taxes	(29,910)	(3,585)
Income tax benefit	(202)	829
Net loss	$(30,112)	$(2,756)
Loss per share
Basic	$(40.06)	$(4.70)
Diluted	$(40.06)	$(4.70)
Weighted average number of shares used in per share calculation – basic	751,659	586,271
Weighted average number of shares used in per share calculation – diluted	751,659	586,271

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET INCOME (LOSS)

(in thousands of Dollars)

(unaudited)

	Year Ended December 31,
	2022	2021
	(unaudited)	(unaudited)
EBITDA
Net Income (loss)	($ 30,112)	($ 2,756)
Interest expense	1,739	1,081
Accretion expense	681	556
Income tax	202	(829)
Depreciation and amortization	4,060	1,114
EBITDA	(23,430)	(834)
Stock-based compensation	1,418	1,913
Impairment charges	3,540	—
Provision for option liability	(25)	9
Adjusted EBITDA	($ 18,497)	$ 1,088